Form 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

SHELL PLC	SHELL FINANCE US INC.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

England and Wales	Delaware
(State of incorporation or organization)	(State of incorporation or organization)

N/A	93-4449519
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

Shell Centre London, SE1 7NA United Kingdom	150 N. Dairy Ashford Houston, Texas 77079
(Address of principal executive offices)	(Address of principal executive offices)

N/A	77079
(Zip Code)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.875% Guaranteed Notes due 2028	New York Stock Exchange
6.375% Guaranteed Notes due 2038	New York Stock Exchange
5.500% Guaranteed Notes due 2040	New York Stock Exchange
5.125% Guaranteed Notes due 2041	New York Stock Exchange
3.125% Guaranteed Notes due 2049	New York Stock Exchange
3.000% Guaranteed Notes due 2051	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-296155, 333-296155-01

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrants’ Securities to be Registered.

The description of the securities to be registered is contained in the Prospectus dated June 8, 2026, which forms a part of the Registrants’ Registration Statement on Form F-4 (Nos. 333-296155, 333-296155-01), and is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed herewith and are incorporated herein by reference:

99.1 — Form of Exchange Notes of Shell Finance US Inc. (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-4 of the Registrants (Registration Numbers 333-296155, 333-296155-01) filed with the U.S. Securities and Exchange Commission on May  22, 2026).

99.2 — Senior Indenture among the Registrants and Deutsche Bank Trust Company Americas, as trustee, dated as of October 8, 2024 (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K (No. 001-32575) of Shell plc filed with the U.S. Securities and Exchange Commission on October 8, 2024).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 29, 2026

Shell plc
(Registrant)

By:	/s/ Howard Lotgering Jones
Name: Howard Lotgering Jones
Title: EVP Treasury and Corporate Finance

Shell Finance US Inc.
(Registrant)

By:	/s/ Mitchell B. Ice
Name: Mitchell B. Ice
Title: Director and President (Principal Officer)